EXHIBIT 99.2

VICI PROPERTIES INC. ANNOUNCES $850 MILLION COMMON STOCK PRIVATE PLACEMENT

LAS VEGAS, NEVADA - November 29, 2017 - VICI Properties Inc. (OTC: VICI) (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today announced that it has entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with certain of its existing investors (the “Initial Purchasers”), pursuant to which the Company agreed to issue approximately 45.946 million shares of common stock at $18.50 per share for gross proceeds of $850 million. The net proceeds will be used to partially fund the Company’s announced acquisition of the land and real estate assets of the iconic Harrah’s Las Vegas Hotel and Casino in a sale leaseback transaction (“Harrah’s Las Vegas”) and for working capital and general corporate purposes. The sale of common stock is conditioned on the closing of the acquisition and customary conditions, including entry into a registration rights agreement that provides, among other things, for the Company to file a shelf registration statement for the benefit of the investors within 75 days following the closing.
Pursuant to the terms of the Purchase Agreement, VICI Properties may, until December 8, 2017, at its sole discretion, permit one or more additional existing investors to become a party to the Purchase Agreement and increase the investment amount up to $1 billion. In addition, if by such date one or more existing investors in the Company agrees to purchase $850 million of common stock at a price per share of at least $19.00, the Initial Purchasers can elect to invest at such price up to a certain pre-determined minimum allocation.
The shares of common stock to be offered and sold to the purchasers pursuant to the Purchase Agreement are being offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares will not be registered under the Securities Act, and may not be offered or sold by the purchasers in the United States, absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 19 gaming facilities comprising 32.5 million square feet and features approximately 12,000 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 53 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

EXHIBIT 99.2

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that the Company may be unable to complete its acquisition of Harrah’s Las Vegas and the private placement transaction; risks that the Company may not achieve the benefits contemplated by the acquisition of Harrah’s Las Vegas and the related transactions; and risks that not all potential risks and liabilities have been identified in the Company’s due diligence of Harrah’s Las Vegas. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its Form 10 registration statement, as amended, most recently filed Quarterly Report on Form 10-Q, its Current Reports on Form 8-K and other Securities and Exchange Commission filings. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investor Contacts:
Investors@viciproperties.com
(725) 201-6414
Or
ICR
Jacques Cornet
Jacques.Cornet@icrinc.com

Media Contacts:
PR@viciproperties.com
(725) 201-6414
Or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249

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